                                                                    EXHIBIT 10.4



                           TELEMUNDO HOLDINGS, INC.

                            STOCKHOLDERS' AGREEMENT


                          DATED AS OF AUGUST 12, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                PAGE(S)
                                                                                -------
ARTICLE 1

     DEFINITIONS.............................................................     -2-

ARTICLE 2
     CORPORATE GOVERNANCE....................................................     -9-
     2.1  Board of Directors.................................................     -9-
          2.1.1  Composition of Board........................................     -9-
          2.1.2  Agreement to Vote...........................................    -10-
          2.1.3  Removal.....................................................    -10-
          2.1.4  Filling Vacancies...........................................    -10-
          2.1.5  Additional Agreements.......................................    -11-
     2.2  Cooperation........................................................    -11-
     2.3  Size of Board of Directors.........................................    -11-
     2.4  Board Procedures...................................................    -11-
          2.4.1  Meetings....................................................    -11-
          2.4.2  Agenda......................................................    -12-
          2.4.3  Powers of the Board.........................................    -12-
          2.4.4  Voting......................................................    -12-
          2.4.5  Subsidiaries................................................    -12-
     2.5  Officers...........................................................    -12-
     2.6  Major Decisions....................................................    -13-
     2.7  Conduct of Business; Approval of Business Plan and Budget..........    -13-
          2.7.1  Conduct of Business.........................................    -13-
          2.7.2  Approval of Business Plan...................................    -13-
          2.7.3  Approval of the Budget......................................    -13-
     2.8  Affiliation Agreement..............................................    -14-

ARTICLE 3

     RESTRICTIONS ON TRANSFER................................................    -14-
     3.1  General Prohibition on Transfer of Common Stock....................    -14-
     3.2  Permitted Transferees..............................................    -14-
     3.3  Permitted Transfers................................................    -15-
          3.3.1  Station Partners............................................    -15-
          3.3.2  SPE or Liberty..............................................    -16-
          3.3.3  Bastion.....................................................    -18-

ARTICLE 4

     REPRESENTATIONS AND WARRANTIES..........................................    -18-
     4.1  Mutual Representations and Warranties..............................    -18-

ARTICLE 5

     COVENANTS...............................................................   -20-
     5.1  Mutual Covenants...................................................   -20-
     5.2  Station Partners Covenants.........................................   -20-
     5.3  SPE and Liberty Covenants..........................................   -21-

ARTICLE 6

     MISCELLANEOUS...........................................................   -21-
     6.1  Term...............................................................   -21-
     6.2  Remedies...........................................................   -21-
     6.3  Legends............................................................   -21-
     6.4  Notices............................................................   -22-
     6.5  Complete Agreement.................................................   -24-
     6.6  Governing Law......................................................   -24-
     6.7  Binding Effect.....................................................   -24-
     6.8  Pronouns; Statutory References.....................................   -24-
     6.9  Headings...........................................................   -25-
     6.10 Interpretation.....................................................   -25-
     6.11 References to this Agreement.......................................   -25-
     6.12 Jurisdiction.......................................................   -25-
     6.13 Severability.......................................................   -25-
     6.14 Additional Documents and Acts......................................   -25-
     6.15 Amendments.........................................................   -25-
     6.16 Reliance on Authority of Person Signing Agreement..................   -25-
     6.17 Multiple Counterparts..............................................   -25-
     6.18 No Third Party Beneficiary.........................................   -26-

                                   SCHEDULES

2.7A --        BUSINESS PLAN

                                   EXHIBITS


Exhibit A --   Liberty Proxy

Exhibit B --   Put/Call Agreement

                            STOCKHOLDERS' AGREEMENT

     This STOCKHOLDERS' AGREEMENT ("AGREEMENT") is made as of August 12, 1998 ("EFFECTIVE DATE") by and among Telemundo Holdings, Inc., a Delaware corporation (the "COMPANY"), Station Partners, LLC, a Delaware limited liability company ("STATION PARTNERS"), Apollo Investment Fund III, L.P. ("APOLLO"), Bastion Capital Fund, L.P. ("BASTION"), Sony Pictures Entertainment Inc., a Delaware corporation ("SPE") and Liberty Media Corporation, a Delaware corporation ("LIBERTY") (Station Partners, SPE and Liberty are hereinafter sometimes referred to as the "STOCKHOLDERS") (together, the Company, Apollo, Bastion and the Stockholders are the "PARTIES"), with reference to the following facts:

     A. SPE owns, in the aggregate, 2,495 shares of the common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"), representing 24.95% of the outstanding Common Stock.

     B. Liberty owns, in the aggregate, 2,495 shares of the Common Stock, representing 24.95% of the outstanding Common Stock.

     C. Station Partners owns, in the aggregate, 5,010 shares of the Common Stock, representing 50.1% of the outstanding Common Stock.

     D. The Company and TLMD Acquisition Co., a Delaware corporation and wholly owned Subsidiary of the Company ("ACQUISITION CO."), entered into an Agreement and Plan of Merger with Telemundo Group, Inc., a Delaware corporation ("TELEMUNDO"), dated November 24, 1997 (the "MERGER AGREEMENT"). The Parties are entering into this Agreement in connection with the merger, pursuant to which Telemundo will become a wholly owned Subsidiary of the Company.

     E. The Stockholders desire to maximize the long-term strategic values of their respective companies, and have determined that it is in their respective best interests to achieve this objective by entering into this Agreement for the purpose of setting forth certain of the terms which shall govern their relationship.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS


     When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

     "ACQUISITION CO." shall have the meaning given in Recital D to this
      ---------------
Agreement.

     "ACQUISITION DATE" means August 12, 1998.
      ----------------

     "AFFILIATE" means, with respect to any Person, any other Person that,
      ---------
directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person.

     "AFFILIATION AGREEMENT" means together, the Station Affiliation Agreements
      ---------------------
between the Network Group and each of the Company's owned and operated stations, the Memorandum of Agreement relating to cable payments between the Network Group and the Company, the Memorandum of Agreement (also referred to as the Umbrella Agreement) between the Network Group and the Company and the Memorandum of Agreement relating to low power stations between SPE and Liberty, on the one hand, and Station Partners, Apollo and Bastion, on the other hand, all dated as of the Effective Date, as amended from time to time hereafter.

     "APOLLO" means Apollo Investment Fund III, L.P.
      ------

     "APOLLO ENTITY" means any of Apollo Advisors, L.P., Apollo Management,
      -------------
L.P., or any investment fund or investment account over which Apollo Advisors, L.P., Apollo Management, L.P., or any of their respective Affiliates or principals have the power to direct (directly or through an investment management or investment advisory arrangement) the investment decisions.

     "APPRAISED PRICE" of shares of Common Stock means the cash price that an
      ---------------
unrelated third party would pay to acquire all of the shares of Common Stock of the Company (computed on a fully diluted basis after giving effect to the exercise of any and all outstanding conversion rights, exchange rights, warrants and options) in an arm's-length transaction, assuming that the Company was being sold in a manner reasonably designed to solicit all possible participants and permit all interested Persons an opportunity to participate and to achieve the best value reasonably available to the Stockholders at that time, taking into account all existing circumstances, including, without limitation, the terms and conditions of all agreements (including this Agreement and all affiliation and programming agreements) to which the Company or any of its Subsidiaries is then a party, as determined in accordance with the provisions of this paragraph. Within ten (10) days following an event set forth herein requiring determination of Appraised Price (the "NOTICE DATE"), each affected Stockholder shall designate an Investment Banking Firm to determine the Appraised Price. The parties recognize that EBITDA is only one of the factors that is relevant in determining the Appraised Price; however, to the extent that the appraisers utilize EBITDA in their valuation analysis, the parties agree that they will instruct the appraisers to take into account, and to make appropriate adjustments to, EBITDA for increases in programming and marketing expenditures during the twelve month period ending on the last day of the calendar month immediately prior to the Notice Date (the "LTM PERIOD"), compared to the level of such programming and marketing expenditures during the twelve month period immediately prior to the LTM Period which increased programming and marketing expenditures are reasonably expected to disproportionately benefit periods subsequent to the Notice Date. Within thirty (30) days after the Notice Date, each Investment Banking Firm shall determine its initial view as to the Appraised Price and consult with one another with respect thereto. Within 45 days after the Notice Date, each Investment Banking Firm shall have determined its final view as to the Appraised Price. If the difference between the higher of the respective final views of the Investment Banking Firms (the "HIGHER APPRAISED PRICE") and the lower of the respective final views of the Investment Banking Firms (the "LOWER APPRAISED PRICE") is less than 10% of the Higher Appraised Price, the Appraised Price determined shall be the average of those views. Otherwise, the Investment Banking Firms shall jointly designate another Investment Banking Firm (the "MUTUALLY DESIGNATED APPRAISER") to determine the final Appraised Price. Within 15 days of such designation, the Mutually Designated Appraiser shall determine its final view as to the Appraised Price (the "MUTUAL APPRAISED PRICE") and the final determination of the Appraised Price shall be the average of (i) the Mutual Appraised Price and (ii) the Higher Appraised Price or the Lower Appraised Price, whichever is closer to the Mutual Appraised Price. The Company shall provide reasonable access to each of the designated Investment Banking Firms to members of management of the Company and its Subsidiaries and to the books and records of the Company and its Subsidiaries so as to allow such Investment Banking Firms to conduct due diligence examinations in scope and duration as are customary in valuations of this kind. Each of the Parties and any Permitted Transferee (on its own behalf and on behalf of its respective Affiliates) agrees to cooperate with each of the Investment Banking Firms and to provide such information as may reasonably be requested. Each Party shall pay the costs and expenses incurred in connection with its designated Investment Banking Firm. The costs and expenses incurred in connection with the Mutually Designated Appraiser shall be paid by the party whose designated Investment Banking Firm submitted the appraised price farthest away from the Mutual Appraised Price.

     "BASTION" shall have the meaning given in the preamble to this Agreement.
      -------

     "BASTION CONTROLLED AFFILIATE" shall mean Bastion Partners, L.P. and
      ----------------------------
Bastion Management Corp. and/or any other Person with respect to which the investment decisions as to the exercise of voting or consensual rights and other material decisions are ultimately controlled by substantially the same individual or individuals at the time controlling such decisions as to any of such entities (including, without limitation, such individual or individuals themselves).

     "BENEFICIALLY OWNED" shall have the meaning given such term in Rule 13d-3
      ------------------
under the Exchange Act.

     "BOARD" means the Board of Directors of the Company.
      -----

     "BUDGET" shall have the meaning given in Section 2.7.3.
      ------

     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or any day on
      ------------
which banks are required or authorized by law to be closed in the City of New York.

     "BUSINESS PLAN" shall have the meaning given in Section 2.7.2.
      -------------

     "BYLAWS" means the Bylaws of the Company in existence at the date hereof or
      ------
amended from time to time hereafter, with the approval of the Board of Directors and the unanimous approval of the Stockholders.

     "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of
      ----------------------------
the Company in existence at the date hereof or amended from time to time hereafter, with the approval of the Board of Directors and the unanimous approval of the Stockholders.

     "CHANGE IN CONTROL" shall be deemed to occur if the shares of Common Stock
      -----------------
held by a Stockholder are not Beneficially Owned at least 50% by the Ultimate Beneficial Owner of such Stockholder.

     "COMMON STOCK" shall have the meaning given in Recital A to this Agreement.
      ------------

     "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended and
      ------------------
the FCC rules and regulations promulgated thereunder.

     "CONTROL" (and the related terms "Controlling" and "Controlled") means the
      -------                          -----------       ----------
possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "CONTROLLED AFFILIATE" shall mean (I) with respect to SPE, Sony Corporation
      --------------------
of America, Sony Corporation and any Person which is Controlled, directly or indirectly, by SPE, Sony Corporation of America or Sony Corporation, and (ii) with respect to Liberty, TCI and any Person which is Controlled, directly or indirectly, by Liberty or TCI. The parties acknowledge that if a business combination transaction is consummated between TCI and AT&T Corp. ("AT&T"), the
                                                                    ----
definition of Controlled Affiliate shall also include, as to Liberty, AT&T and any Person which is controlled, directly or indirectly, by AT&T.

     "DGCL" means the General Corporation Law of the State of Delaware, as in
      ----
effect from time to time.

     "EBITDA" means earnings before interest, taxes, depreciation and
      ------
amortization, as computed in accordance with then applicable United States generally accepted accounting principles.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.
      ------------

     "EFFECTIVE DATE" shall have the meaning given in the preamble to this
      --------------
Agreement.

     "FCC" means the Federal Communications Commission.
      ---

     "FIRST REFUSAL ELECTION NOTICE" shall have the meaning given in Section
      -----------------------------
3.3.2(d).

     "FIRST REFUSAL NOTICE" shall have the meaning given in Section 3.3.2(d)(2).
      --------------------

     "FIRST REFUSAL PERIOD" shall have the meaning given in Section 3.3.2(d)(2).
      --------------------

     "GOVERNMENTAL ENTITY" shall mean any federal, state or local government or
      -------------------
regulatory agency, authority, commission or instrumentality.

     "HIGHER APPRAISED PRICE" shall have the meaning given in the definition of
      ----------------------
Appraised Price.

     "INDENTURE" means that certain Indenture dated as of August 12, 1998
      ---------
between the Company and Bank of Montreal Trust Company, as Trustee.

     "INDEPENDENT DIRECTOR" means a director of the Company designated as an
      --------------------
independent director pursuant to the provisions of Section 2.1 hereof.

     "INSOLVENCY EVENT" means the taking of any of the following actions by the
      ----------------
Company or any of its Subsidiaries: (a) the Company or any of its Subsidiaries institutes proceedings to be adjudicated voluntarily bankrupt; (b) the Company or any of its Subsidiaries consents to the filing of a bankruptcy proceeding against the Company or such Subsidiary; (c) the Company or any of its Subsidiaries files a petition or answer or consent seeking reorganization under any bankruptcy or similar law or statute; (d) the Company or any of its Subsidiaries consents to the filing of any petition, or to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or such Subsidiary or any substantial part of its assets or property; or (e) the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing.

     "INVESTMENT BANKING FIRM" means an investment banking firm of recognized
      -----------------------
national standing.

     "LIBERTY" shall have the meaning given in the preamble to this Agreement.
      -------

     "LIBERTY NOMINATED DIRECTOR" shall have the meaning given in Section 2.1.1.
      --------------------------

     "LIBERTY PROXY" means the proxy granted by Liberty to Station Partners to
      -------------
vote all of the shares of the Common Stock held by Liberty, a copy of which is attached hereto as Exhibit A.

     "LOWER APPRAISED PRICE" shall have the meaning given in the definition of
      ---------------------
Appraised Price.

     "LTM PERIOD" shall have the meaning given in the definition of Appraised
      ----------
Price.

     "MAJOR DECISION" means any of the following actions or transactions or the
      --------------
entering into of any contract or agreement to do any of the following actions or transactions described in clauses (a) - (h) below, or any modification, amendment, enforcement, waiver, extension, or renewal thereof (except as limited by the terms of said clauses
(a) - (h)):

          (a) Any substantial change in the nature or scope of the Company's broadcast business, which provides predominantly Spanish-language or Hispanic-themed programming, or the acquisition of an additional broadcast station or other substantial business;

          (b) Issuing or redeeming any equity or debt securities, or any options, warrants or other securities which provide a right to purchase or are convertible into equity or debt securities of the Company;

          (c) Entering into any agreement with respect to or consummating any merger, consolidation or reorganization of the Company or any of its Subsidiaries;

          (d) Sale or other transfer by the Company or any of its Subsidiaries in a single transaction or series of related transactions, of all or substantially all of the assets of the Company, of any broadcast station or any other assets in a single transaction or series of related transactions with a purchase price in excess of $10 million;

          (e) Taking any action relating to the termination, liquidation, dissolution or winding up of the Company;

          (f) Taking any action by the Company or any of its Subsidiaries that would constitute an Insolvency Event for the Company or any of its Subsidiaries;

          (g) Any related party transaction between any station or the Company or any of its Subsidiaries and any of the Stockholders or Affiliates thereof, but excluding transactions between the Company or any of its Subsidiaries and the Network Group; and

          (h) Except as set forth in Section 2.8, permitting any station owned, directly or indirectly by the Company or any of its Subsidiaries to enter into, extend, amend, terminate or fail to renew any affiliation agreement with a broadcast network (the approval of which action pursuant to Section 2.6 hereof shall not be unreasonably withheld by any party after applying commercial standards of review prevailing among investors in companies comparable to the Company).

     "MANAGEMENT" shall have the meaning given in Section 2.5.
      ----------

     "MARKETABLE SECURITIES" means marketable securities (i) issued by an issuer
      ---------------------
with a public float equal to or greater than $2 billion, (ii) that are of a class of securities listed on a major national or international stock exchange,
(iii) that constitute, in the aggregate, not more than 5% of the outstanding securities of such class and (iv) that have been registered for sale under the Securities Act or are otherwise freely tradable under the Securities Act and applicable "blue sky" or state securities laws.

     "MERGER AGREEMENT" shall have the meaning given in Recital D to this
      ----------------
Agreement.

     "MUTUAL APPRAISED PRICE" shall have the meaning given in the definition of
      ----------------------
Appraised Price.

     "MUTUALLY DESIGNATED APPRAISER" shall have the meaning given in the
      -----------------------------
definition of Appraised Price.

     "NETWORK GROUP" means Telemundo Network Group LLC, a Delaware limited
      -------------
liability company.

     "NETWORK GROUP OPERATING AGREEMENT" means the Operating Agreement for the
      ---------------------------------
Network Group dated as of the date hereof.

     "NOTICE DATE" shall have the meaning given in the definition of Appraised
      -----------
Price.

     "OFFEREE STOCKHOLDER" shall have the meaning given in Section 3.3.2(d)(2).
      -------------------

     "PARTIES" shall have the meaning given in the preamble to this Agreement.
      -------

     "PERMITTED TRANSFEREE" means the assignee of Common Stock who acquires such
      --------------------
Common Stock in a Permitted Transfer.

     "PERMITTED TRANSFERS" shall have the meaning given in Section 3.3.
      -------------------

     "PERSON" means any individual, limited or general partnership, limited
      ------
liability company, limited liability partnership, corporation, joint venture, business trust, joint stock company, trust, estate, unincorporated association, Governmental Entity or other entity of whatsoever nature.

     "PROPOSED PRICE" shall have the meaning given in Section 3.3.2(d)(2).
      --------------

     "PUT/CALL AGREEMENT" shall have the meaning given in Section 3.3.1
      ------------------

     "ROLL-OVER BUDGET" shall have the meaning given in Section 2.7.3.
      ----------------

     "SECURITIES ACT" means the Securities Act of 1933, as amended.
      --------------

     "SENIOR CREDIT FACILITY" means that certain Credit Agreement dated as of
      ----------------------
August 4, 1998, among Acquisition Co., as Borrower, the Company, as Parent Guarantor, Credit Suisse First Boston, as Administrative Agent, as Collateral Agent and as Issuing Bank and Canadian Imperial Bank of Commerce, as Documentation Agent, and the lenders party thereto, together with the related documents thereto (including, without limitation, any guarantees, agreements and security documents), in each case, as such agreements, in whole or in part, may be amended, increased (but only so long as such increase is permitted under the terms of the Indenture) or refinanced in whole or in part by one or more separate agreements.

     "SONY CORPORATION" means Sony Corporation, a corporation organized under
      ----------------
the laws of Japan.

     "SONY CORPORATION OF AMERICA" means Sony Corporation of America, a New York
      ---------------------------
corporation.

     "SPE" shall have the meaning given in the preamble to this Agreement.
      ---

     "SPE DIRECTORS" shall have the meaning given in Section 2.1.1.
      -------------

     "STATION PARTNERS" shall have the meaning given in the preamble to this
      ----------------
Agreement.

     "STATION PARTNERS DIRECTORS" shall have the meaning given in Section 2.1.1.
      --------------------------

     "STATION PARTNERS LLC AGREEMENT" means that certain Operating Agreement
      ------------------------------
dated as of August 12, 1998, between Apollo and Bastion.

     "STOCKHOLDER" shall have the meaning given in the Preamble to this
      -----------
Agreement.

     "SUBSIDIARY" means, in respect of any Person, any corporation, association,
      ----------
limited liability company, limited or general partnership or other business entity of which more than 50.1% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.

     "TCI" means Tele-Communications, Inc., a Delaware corporation.
      ---

     "TELEMUNDO" shall have the meaning given in Recital D to this Agreement.
      ---------

     "TRANSFER" means, directly or indirectly (including, without limitation, by
      --------
way of any Transfer of an interest in Station Partners), to sell, assign, convey, transfer, pledge, subject to lien, or otherwise dispose or encumber, or to enter into any contract, option or other arrangement or understanding with respect to any assignment, conveyance, transfer, pledge, encumbrance or other disposition. The terms "Transferor," "Transferee" and similar variations shall have commensurate meaning.

     "TRANSFER OF CONTROL APPLICATION" shall have the meaning given in Section
      -------------------------------
3.3.1(b).

     "TRANSFERRED ASSETS" shall have the meaning given in Section 3.3.2(c).
      ------------------

     "TRANSFERRING STOCKHOLDER" shall have the meaning given in Section
      ------------------------
3.3.2(d)(2).

     "ULTIMATE BENEFICIAL OWNER" means, with respect to SPE, SPE, Sony
      -------------------------
Corporation of America or Sony Corporation and, with respect to Liberty, Liberty or TCI, and with respect to either of them, any Transferee permitted pursuant to the provisions of Section 3.3.2(c) hereof.

                                   ARTICLE 2

                             CORPORATE GOVERNANCE

     2.1  Board of Directors.
          ------------------

          2.1.1     Composition of Board.  (a) The Board shall be comprised of
                    --------------------
nine directors, consisting of (i) six designated directors and (ii) three other nominated directors subject to the approval of the holders of a majority of the outstanding shares. Of the six designated directors, (x) four directors shall be designees of Station Partners (the "STATION PARTNERS DIRECTORS") and (y) two directors shall be designees of SPE (the "SPE DIRECTORS"). Of the three nominated directors subject to the approval of the holders of a majority of the outstanding shares of Common Stock, (A) one director shall be designated for nomination by Liberty (the "LIBERTY NOMINATED DIRECTOR") and (B) the two independent directors (the "INDEPENDENT DIRECTORS") shall be designated for nomination in accordance with the provisions of the immediately succeeding sentence. Of the two Independent Directors, one director shall be designated for nomination by Station Partners, subject to the written approval of Liberty and SPE, which approval shall not be unreasonably withheld, and one director shall be designated for nomination by Liberty and SPE, acting jointly, subject to the written approval of Station Partners, which approval shall not be unreasonably withheld. The Parties agree that it shall not be unreasonable to withhold approval of the election of an independent director who is also an officer or employee of the Company.

                    (b) The Liberty Nominated Director shall not be a past or present officer, director or employee of Liberty or its Affiliates (including, but not limited to, its parent company), nor will the Liberty Nominated Director have any familial relationship with Liberty or its Affiliates. The Liberty Nominated Director shall be elected by action of a majority of the outstanding shares of common stock of the Company held by Stockholders other than Liberty. In the event that the Stockholders do not elect the specific nominee to the Board proposed by Liberty, Liberty shall be entitled to submit alternative nominee(s) until such time as the nominee submitted is elected to the Board by the Stockholders, and the Stockholders shall promptly act to approve or disapprove any such nominee upon submission by Liberty.

                    (c) With respect to the Independent Directors, in the event that the Independent Director nominated by Station Partners is not approved by Liberty and SPE or the Independent Director nominated by Liberty and SPE, acting jointly, is not approved by Station Partners, then the party or parties whose Independent Director is not approved shall be entitled to submit alternative nominee(s) until such time as the nominee submitted is elected to the Board by the Stockholders, and the Stockholders shall promptly act to approve or disapprove any such nominee upon his submission.

                    (d) Each director designated or nominated by the Stockholders as provided in this Section 2.1.1 must be a citizen of the United States.

                    (e)  The directors shall be elected in accordance with this
Section 2.1 at each annual meeting of the Stockholders and shall hold office until the next annual meeting of Stockholders. Each director, including a director elected to fill a vacancy in accordance with

Section 2.1.4, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

                    (f) Subject to the last sentence of Section 3.1 hereof, if any of SPE or Liberty Transfers any of its Common Stock to a Permitted Transferee pursuant to Section 3.3 herein, then designations and nominations of directors, voting on Major Decisions as set forth in Section 2.6 and the approval or consent to any of the matters referred to in Sections 2.5, 2.7.2, 2.7.3, 2.8, 5.1.2, 6.1 or 6.15, shall be made, at the option of such Stockholder and subject to applicable regulatory requirements, by either the Stockholder party to this Agreement as of the date hereof or, as between such Stockholder and its Permitted Transferees, the party owning the largest number of shares of the Common Stock initially held by such Stockholder. Subject to the last sentence of Section 3.1 hereof, if Station Partners Transfers its Common Stock to a Permitted Transferee pursuant to Section 3.3 herein, then designations and nominations of directors, voting on Major Decisions as set forth in Section 2.6 and the approval or consent to any of the matters referred to in Sections 2.5, 2.7.2, 2.7.3, 2.8, 5.1.2, 6.1 or 6.15, shall be made, at the option of Station Partners and subject to applicable regulatory requirements, by either Station Partners or its Permitted Transferees.

          2.1.2     Agreement to Vote.  Each Stockholder agrees to vote, or act
                    -----------------
by written consent (and to cause each of its Affiliates to vote, or act by written consent, if applicable) with respect to, any shares of Common Stock beneficially owned by it to cause the SPE Directors, the Liberty Nominated Director, the Station Partners Directors and each of the Independent Directors designated as provided in Section 2.1.1 above to be elected to the Board, and the Company agrees to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board as provided herein. Notwithstanding any other provision in this Agreement to the contrary, no Stockholder shall be required to elect any particular nominee for the Liberty Nominated Director position or either of the Independent Director positions.

          2.1.3     Removal.  A director may be removed only by the party or
                    -------
parties which originally designated or nominated the director, or in the event of any Independent Director, by agreement of Station Partners, SPE and Liberty. Upon the written request of SPE, Liberty or Station Partners, each Stockholder shall vote or act by written consent (and cause each of its Affiliates to vote or act by written consent, if applicable), with respect to, all shares of Common Stock beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any director designated or nominated by such requesting party.

          2.1.4     Filling Vacancies.  In the event that a vacancy is created
                    -----------------
at any time by the death, disability, retirement, resignation or removal (with or without cause) of any SPE Director, Liberty Nominated Director, Station Partners Director or Independent Director, the Party or Parties originally designating or designating for nomination such director (as the case may be) shall have the right to designate or designate for nomination a replacement director to fill such vacancy in accordance with the procedures set forth in Sections 2.1.1 and 2.1.2.

          2.1.5     Additional Agreements.  Each Stockholder agrees not to, and
                    ---------------------
to cause each of its Affiliates not to, directly or indirectly, alone or in concert with others:

                    (a) Seek election to, seek to place a representative on, or seek the removal of any member of, the Board, except pursuant to Sections 2.1.1,
2.1.3 and 2.1.4; or

                    (b) Deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of such shares (other than pursuant to the Liberty Proxy, the Station Partners LLC Agreement, this Agreement (including, but not limited to, pledges pursuant to Sections 3.3.1(c) and 3.3.2(e) hereof) or as may otherwise be required by the FCC).

     2.2   Cooperation.  Each Stockholder shall vote (or act or not act by
           -----------
written consent with respect to) all of its shares of Common Stock and shall take all other necessary or desirable actions within its control (including causing its respective designees or nominees to the Board to take all actions or not take such actions required of the Stockholders pursuant to this Agreement, attending all meetings in person or by proxy for purposes of obtaining a quorum, executing all written consents in lieu of meetings and voting to remove members of the Board, as applicable), and the Company shall take all necessary and desirable actions within its control (including calling special Board and Stockholder meetings, as applicable) to effectuate the provisions of this
Article 2.

      2.3  Size of Board of Directors. The Company agrees not to take any action
           --------------------------
that would cause the number of directors constituting the entire Board to be other than nine and each Stockholder agrees to use its best efforts to cause the number of directors constituting the entire Board to remain nine.

      2.4  Board Procedures.  The Company and the Stockholders shall each cause
           ----------------
the following procedures to be followed by the Board:

           2.4.1    Meetings.  The Board shall hold at least four (4) regularly
                    --------
scheduled meetings per year at such times as may from time to time be fixed by resolution of the Board and no notice (other than the resolution) need be given as to a regularly scheduled meeting. Special meetings of the Board may be held at any time upon 48 hours notice by the chief executive officer of the Company or at least two Directors. So long as Liberty owns at least 15% of the outstanding shares of Common Stock, Liberty shall have the right to receive notice of meetings of the Board. Written notice of the time and place of special meetings shall be delivered personally to each director by reliable overnight courier or communicated to each director by facsimile or other form of recorded communication, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Company or, if it is not so shown on such records or is not readily ascertainable, at that director's residence or usual place of business. In case such notice is delivered by reliable overnight courier, it shall be deemed received within two Business Days following such delivery to the overnight courier. In case such notice is delivered personally or by other form of written communication, it shall be delivered at least 48 hours before the time of the holding of the meeting. Reasonable efforts shall be made to insure that each Director actually receives timely notice of any such special meeting. A notice must specify the purpose of any special meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the Company's records or made a part of the minutes of the meeting. A majority of the directors present may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the directors who are not present at the time of the adjournment. Meetings of the Board may be held at any place which has been designated in the notice of the meeting or at such place as may be approved by the Board. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting in such manner constitutes presence in person at such meeting.

          2.4.2     Agenda.  A reasonably detailed agenda shall be supplied to
                    ------
each Director reasonably in advance of each meeting of the Board, together with other appropriate documentation with respect to agenda items calling for Board action, to inform adequately the Directors regarding matters to come before the Board. Any Director wishing to place a matter on the agenda for any meeting of the Board may do so by communicating with the chief executive officer of the Company sufficiently in advance of the meeting of the Board so as to permit timely dissemination to all Directors of information with respect to the agenda items.

          2.4.3     Powers of the Board.  Subject to the limitations included
                    -------------------
in this Agreement and the Bylaws of the Company, the Board shall have the power to approve transactions and to act in a manner as is customary for Delaware corporations. In no event shall the Board establish an executive committee, or any other committee of the Board, without the prior written consent of each of the Stockholders.

          2.4.4     Voting.  Subject to the provisions of Section 2.1.3 hereof,
                    ------
all actions of the Board shall require a majority of the votes entitled to be cast as if all directors were present.

          2.4.5     Subsidiaries. The vote of a majority of the members of the
                    ------------
Board of Directors of the Company shall be required to cause the Company to elect the Board of Directors of each Subsidiary, which such majority shall include at least one Station Partners Director, one SPE Director and one Liberty Nominated Director. The procedures set forth in this Section 2.4 shall govern the operations of the Boards of Directors of each Subsidiary.

      2.5  Officers.  Subject to the limitations included in this Agreement, the
           --------
Bylaws and the Certificate of Incorporation, day-to-day management of the operations of the Company shall be delegated to the officers of the Company who will (except as otherwise specified herein) exercise such powers and perform such duties as shall be determined from time to time by the Board, and who will act in good faith to operate the Company's business in accordance with the Budget and in a manner reasonably designed to achieve the goals of the Business Plan. The Board shall not delegate to any officers of the Company the authority to conduct business in any manner other than as set forth in the first sentence of this Section 2.5. The officers of the Company shall consist of a chief executive officer, a chief financial officer, and such other officers as the Board determines from time to time to be appropriate ("MANAGEMENT"). The chief executive officer shall report to the Board and all other officers shall report to the chief executive officer or another officer designated by him or her.
Each Stockholder agrees that the appointment and remuneration or dismissal of the chief executive officer and chief financial officer shall be made only on the recommendation of Station Partners and the unanimous written approval of both Station Partners and SPE.

      2.6  Major Decisions.  Except as set forth in the following sentence, the
           ---------------
Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, take any action constituting a Major Decision without the unanimous written approval of the Stockholders. The Board shall not authorize and Management shall not effect the Major Decision set forth in subparagraph (h) of the definition of Major Decision without the unanimous written approval of both Station Partners and SPE in their capacity as Stockholders. The Company's Certificate of Incorporation and Bylaws provide that (x) the Board shall not authorize, and Management shall not (A) effect any Major Decision (other than the Major Decision set forth in subparagraph (h) of the definition of Major Decision) without the unanimous approval of SPE, Liberty and Station Partners, in their capacity as Stockholders or (B) effect the Major Decision set forth in subparagraph (h) of the definition of Major Decision without the unanimous written approval of both SPE and Station Partners, in their capacity as Stockholders, and (y) any determination not specifically included in the definition of "Major Decision" or otherwise identified in this Agreement as requiring approval of a different percentage of the Stockholders shall, except to the extent required by the DGCL, be made by the Board acting by majority vote of the authorized number of Directors.

      2.7  Conduct of Business; Approval of Business Plan and Budget.
           ---------------------------------------------------------

           2.7.1    Conduct of Business. The Stockholders each agree and shall
                    -------------------
cause the Board and Management to act in good faith to operate the Company and its Subsidiaries in accordance with the Budget and in a manner reasonably designed to achieve the goals of the Business Plan.

           2.7.2    Approval of Business Plan.  The Stockholders hereby agree on
                    -------------------------
the initial business plan (the "BUSINESS PLAN") of the Company and its Subsidiaries, covering the period from the date of this Agreement until December 31, 2003, a copy of which is attached hereto as Schedule 2.7A. The Stockholders agree that the Business Plan shall not be amended or modified except with the unanimous written approval of the Stockholders.

           2.7.3    Approval of the Budget. On or prior to the date which is
                    ----------------------
thirty (30) days before the end of each calendar year, commencing with the calendar year ending December 31, 1998, the chief executive officer of the Company shall present to the Board and Stockholders a budget for the following calendar year. The budget as presented by the chief executive officer of the Company shall become the budget (the "BUDGET") for such calendar year only when approved by the Board and, if required by the provisions of this Section 2.7.3, approved by the Stockholders and shall not be effective or be implemented until such approval is obtained. If the Board and, if applicable, the Stockholders, do not approve the Budget for any calendar year prior to February 1 of such year, then the Budget for that calendar year shall be the Budget from the prior calendar year (excluding the prior year's extraordinary and nonrecurring items, but including any contractually obligated or legally required commitments or expenditures for the prior year in the Business Plan), adjusted by a five percent (5%) increase in all fixed expenses together with an adjustment of all variable expenses, such as utilities and insurance, in accordance with the projected variances in their bases and contractual commitments in accordance with their terms (a "ROLLOVER BUDGET"). Each Budget shall be approved by the Board and shall not require the approval of the Stockholders except if, during the 12 month period immediately preceding the date of submission of such Budget for approval, the Company has been in non-compliance (without giving effect to any waivers or modifications within such 12 month period) under one or more of the material financial covenants contained in the Company's Senior Credit Facility (unless the Company shall have been in compliance with such covenants (without giving effect to any waivers or modifications to such covenants within such 12 month period) for the two fiscal quarters immediately preceding the submission of such Budget for approval).

      2.8  Affiliation Agreement.  Notwithstanding anything to the contrary
           ---------------------
contained herein, so long as (x) Station Partners or any Permitted Transferee of Station Partners owns any shares of Common Stock and (y) any of SPE, Liberty or any Affiliate of SPE or Liberty, Beneficially Owns, directly or indirectly, both shares of Common Stock and any membership interest in Network Group, all determinations regarding the enforcement of the Company's and its Subsidiaries' rights under the Affiliation Agreement and any amendment, modification, change or waiver thereto shall be made on behalf of the Company and its Subsidiaries solely by Station Partners (other than a decision to terminate or fail to renew the Affiliation Agreement in a circumstance where there is no breach on the part of Network Group).


                                   ARTICLE 3

                           RESTRICTIONS ON TRANSFER

      3.1  General Prohibition on Transfer of Common Stock. Except for Permitted
           -----------------------------------------------
Transfers, no Stockholder nor any of its Permitted Transferees shall be entitled to Transfer (including, without limitation, by way of any Transfer of an interest in Station Partners) any of the shares of Common Stock held by it. Any attempted Transfer of shares of Common Stock other than a Permitted Transfer shall be void ab initio and the Company shall not register any such purported Transfer on its share register and such a purported Transfer (including, without limitation, by way of any Transfer of an interest in Station Partners) shall constitute a breach of this Agreement. After the consummation of any Permitted Transfer of any shares of Common Stock, the shares of Common Stock so Transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfers shall be required to comply with all the terms and provisions of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, any Permitted Transferee, other than a Stockholder, who acquires such Stockholder's shares of Common Stock pursuant to the provisions of Section 3.3.2 (d) shall not be entitled to consent (nor shall its consent be required) to any Major Decision or any of the matters referred to in Sections 2.5, 2.7.2, 2.7.3 and 2.8.

      3.2  Permitted Transferees.  Subject to the terms of this Agreement,
           ---------------------
any Permitted Transferee of a Stockholder shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were SPE (in the case where SPE or a Permitted Transferee of SPE is the Transferor), Liberty (in the case where Liberty or a Permitted Transferee of Liberty is the Transferor), Station Partners (in the case where Station Partners or a Permitted Transferee of Station Partners is the Transferor), Apollo (in the case where Apollo or a Permitted Transferee of Apollo is the Transferor) or Bastion (in the case where Bastion or a Permitted Transferee of Bastion is the Transferor). Prior to the initial acquisition of beneficial ownership of any Common Stock by any Permitted Transferee (including, without limitation, by way of any Transfer of an interest in Station Partners) and as a condition thereto, each Stockholder, Apollo and Bastion, as the case may be, agrees to cause its respective Permitted Transferees to agree in writing with the other Parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence. A Permitted Transfer shall not release the Stockholder, Apollo or Bastion from any liability that such Person may have to the other Parties to this Agreement prior to the date of such Transfer, but shall release the Transferor from all future obligations accruing under this Agreement after the date of Transfer provided the Permitted Transferee assumed all such obligations of the Transferor hereunder.

      3.3  Permitted Transfers.  The following Transfers of shares of Common
           -------------------
Stock shall be permitted ("PERMITTED TRANSFERS"):

           3.3.1    Station Partners.  In the case of Station Partners and its
                    ----------------
Permitted Transferees:

                    (a)  Put/Call Agreement.  A Transfer of all but not less
                         ------------------
than all of the shares of Common Stock and Network Rights (as such term is defined in the Put/Call Agreement) held by it effected pursuant to the express provisions of that certain Put/Call Agreement, dated as of the Effective Date, by and among the Stockholders, a form of which is attached hereto as Exhibit B (the "PUT/CALL AGREEMENT");

                    (b)  Transfers to an Apollo Entity.  A Transfer (either
                         -----------------------------
directly or indirectly through a Transfer by an Apollo Entity of all or any portion of its membership interests in Station Partners to another Apollo Entity) of all but not less than all of the shares of Common Stock and Network Rights held by it to an Apollo Entity, provided (i) such Transfer does not require any filing with the FCC of a change of control or license transfer application under the Communications Act, (ii) such Transfer does not, directly or indirectly, result in any requirement that any Party be required to modify any internal relationship or relationship with any of its Affiliates, divest or limit its rights with respect to any assets, agree to any restriction of its activities or modify any transaction with other Affiliates in order to continue to hold its interest in the Company and (iii) such Transfer does not result, to Apollo's knowledge, in any increase in alien ownership of the Common Stock of the Company from the amount represented to the FCC as part of the application to transfer control of the broadcast stations then existing at the date acquired by the Company as a result of the Merger (the "TRANSFER OF CONTROL APPLICATION");
                                            -------------------------------
and

                    (c)  Bona Fide Pledges.  A pledge of shares of Common Stock
                         -----------------
by Station Partners (or a pledge of the membership interests of Station Partners by the members thereof) to a financial institution and, in connection with a pledge by Station Partners, an assignment or transfer of the associated put rights to such financial institution, in a bona fide transaction, provided, that
(i) no such pledgee shall be permitted to foreclose on such pledge before the fifth anniversary of the Acquisition Date or to exercise any voting rights with respect to the Common Stock or membership interests, as the case may be, and
(ii) any pledgee shall agree to provide ten days notice to each Stockholder and the Company of its intent to foreclose on the Common Stock or membership interests, as the case may be, and any such foreclosure shall be subject to the rights of Liberty and SPE to give a call notice under the Put/Call Agreement and purchase such stock pursuant to the Put/Call Agreement.

           3.3.2    SPE or Liberty.  In the case of SPE or Liberty,
                    --------------
individually, or their Permitted Transferees:

                    (a)  Transfers to Controlled Affiliates.  Transfers of all
                         ----------------------------------
or any portion of the shares of Common Stock held by it, directly or indirectly through a Transfer of equity ownership in such Stockholder, to a Controlled Affiliate of such Stockholder, provided there is no Change in Control resulting therefrom.

                    (b)  Transfers after Five Years.  Transfers  of all or any
                         --------------------------
portion of the shares of Common Stock held by it effected at any time after the fifth anniversary of the Acquisition Date, provided such Stockholder's Affiliate which is a member of the Network Group first complies with all of its obligations under the Network Group Operating Agreement. Neither SPE nor Liberty may Transfer its shares of Common Stock pursuant to this Section 3.3.2(b) unless it or its Affiliate which is a member of the Network Group Transfers the same proportion of its membership interest in Network Group.

                    (c)  Corporate Reorganizations, Sales of Assets, Spin-offs.
                         -----------------------------------------------------
Transfers of all but not less than all of the shares of Common Stock held by it as part of a Transfer of a larger group of assets (the "TRANSFERRED ASSETS"), which Transfer may be effected through a corporate reorganization, a sale of assets, distribution of equity shares or otherwise, (1) if the Transferred Assets constitute a business which is engaged principally in the media, entertainment, cable or telecommunications business, and (2) the value of the Transferred Assets (other than the shares of Common Stock Transferred by such Stockholder) at the time of Transfer comprise at least 85% of the value of the Transferred Assets (including the shares of Common Stock Transferred by such Stockholder).

                    (d)  Compliance with Regulatory Restrictions. (1) Transfers
                         ---------------------------------------
of all or any portion of the shares of Common Stock held by it if such Transfer is necessary in order to comply with restrictions imposed upon the ownership by such Stockholder (or any of its Affiliates) of the Common Stock by any federal or state law, rule or regulation or any final judicial decree or order issued by any federal or state court of competent jurisdiction if (i) such compliance cannot be achieved by a restructuring of such Stockholder's interest in the Company, and (ii) such Stockholder first complies with the provisions set forth in (2) below; provided, however, that nothing shall require Stockholder to modify any internal relationship or relationship with Affiliates, divest or limit its rights with respect to any assets, agree to any restriction of its activities or modify any transaction with other affiliates in order to continue to hold and vote its interest in the Company.

     (2)  Prior to effecting a Transfer pursuant to the provisions of this
Section 3.3.2 (d), the Stockholder intending to effect such Transfer (the "TRANSFERRING STOCKHOLDER") shall deliver written notice thereof (a "FIRST REFUSAL NOTICE") to each other Stockholder (each, an "OFFEREE STOCKHOLDER") offering to Transfer the shares of Common Stock to the Offeree Stockholders for a purchase price proposed by the Transferring Stockholder (the "PROPOSED PRICE") or, alternatively, if none of the Offeree Stockholders elects to purchase such shares of Common Stock at the Proposed Price, then for a purchase price equal to the Appraised Price multiplied by a fraction, the numerator of which is the number of shares of Common Stock to be Transferred by the Transferring Stockholder (computed on a fully diluted basis after giving effect to the exercise of any and all outstanding conversion rights, exchange rights, warrants and options) and the denominator of which is the total number of shares of Common Stock outstanding (computed on a fully diluted basis after giving effect to the exercise of any and all outstanding conversion rights, exchange rights, warrants and options). For a period of sixty (60) days following receipt by each Offeree Stockholder of a First Refusal Notice (the "FIRST REFUSAL PERIOD"), each Offeree Stockholder may elect, by the delivery of written notice of such election to each other Stockholder (the "FIRST REFUSAL ELECTION NOTICE") within such First Refusal Period, to purchase such shares of Common Stock at a price equal to the Proposed Price or the Appraised Price, as the case may be (payable either in cash or Marketable Securities). If any Offeree Stockholder duly and timely delivers a First Refusal Election Notice to each other Stockholder in respect of any shares of Common Stock during the First Refusal Period, then the Transferring Stockholder shall be obligated to sell such shares to the Offeree Stockholder, and the Offeree Stockholder shall be obligated to purchase such shares of Common Stock from the Transferring Stockholder, free and clear of all liens (other than obligations assumed pursuant to this Agreement). Each other Offeree Stockholder shall have an additional five (5) days from receipt of the First Refusal Election Notice to also deliver a First Refusal Election Notice to participate in such purchase. If more than one Offeree Stockholder delivers a First Refusal Election Notice, each such Offeree Stockholder shall be entitled to purchase its pro rata portion of the shares of Common Stock offered (based upon the number of shares of Common Stock then held by the Offeree Stockholders electing to participate in such sale). The purchase of any shares of Common Stock by any Offeree Stockholder shall be consummated on or before the thirtieth
(30th) Business Day after the First Refusal Election Notice is received by the Transferring Stockholder or on such other date as the affected Parties may agree. If none of the Offeree Stockholders duly and timely delivers a First Refusal Election Notice, or if the Offeree Stockholders electing to purchase fail to close such purchase as required, then the Transferring Stockholder shall have the right to sell such shares of Common Stock to a Permitted Transferee within 180 days from the date a First Refusal Election Notice was due or from the expected date of the closing, on the same terms as provided in the First Refusal Notice and at not less than 95% of the Proposed Price or the Appraised Price, as the case may be. Notwithstanding anything to the contrary contained in this Section 3.3.2.(d), the Offeree Stockholder's ownership of the Common Stock shall comply with restrictions imposed upon ownership by such Stockholder (or any of its Affiliates or Ultimate Beneficial Owner) of the Common Stock by any federal or state law, rule or regulation or any final judicial decree or order issued by any federal or state court of competent jurisdiction.

                    (e)  Bona Fide Pledges.  A pledge of shares of Common Stock
                         -----------------
by it (or a pledge of shares of the common stock of SPE or Liberty, as the case may be, by the stockholders thereof) to a financial institution and, in connection with a pledge of the shares of Common Stock by SPE or Liberty, the assignment or transfer of the associated call rights to such financial institution, in a bona fide transaction, provided, that (i) no such pledgee shall be permitted to foreclose on such pledge before the fifth anniversary of the Acquisition Date or to exercise any voting rights with respect to the Common Stock and (ii) any pledgee shall agree to provide ten days prior written notice to each Stockholder and the Company of its intent to foreclose on the Common Stock.

           3.3.3    Bastion.  In the case of Bastion and its Permitted
                    -------
Transferees:

                    (a)  Transfers to a Bastion Controlled Affiliate.  A
                         -------------------------------------------
Transfer of all or any portion of the membership interests of Station Partners held by it to a Bastion Controlled Affiliate, provided (i) such Transfer does not require any filing with the FCC of a change of control or license transfer application under the Communications Act, (ii) such Transfer does not, directly or indirectly, result in any requirement that any Party be required to modify any internal relationship or relationship with any of its Affiliates, divest or limit its rights with respect to any assets, agree to any restriction of its activities or modify any transaction with other Affiliates in order to continue to hold its interest in the Company and (iii) such Transfer does not result, to Bastion's knowledge, in any increase in alien ownership of the Common Stock of the Company from the amount represented in the Transfer of Control Application.

                    (b)  Transfers after Seven Years.  If the Put or Call under
                         ---------------------------
the Put/Call Agreement has not been exercised on or prior to the seventh anniversary of the Acquisition Date, Bastion may sell its membership interest in Station Partners to a third party approved by each of Liberty and SPE. Further, each of Apollo, Liberty and SPE agree to use its commercially reasonable efforts to identify a mutually acceptable purchaser of Bastion's membership interests in Station Partners and to cooperate with Bastion in its attempts to effect such Transfer (which covenant shall not obligate any of Liberty or SPE to incur any costs in furtherance hereof or provide any consent or approval hereunder).


                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     4.1   Mutual Representations and Warranties.  Each Party hereby represents
           -------------------------------------
and warrants to the other Parties as follows:

           4.1.1 The Party has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization.

           4.1.2 The Party has the right, power, and legal capacity and authority to enter into and perform its obligations under this Agreement. The Party's execution and delivery of this Agreement and the consummation of these transactions have been duly authorized by its board of directors or other governing body, and no further authorization (corporate or other) is necessary on the part of the Party for the execution and delivery of this Agreement or for the performance of its obligations provided for herein.

           4.1.3 The Agreement has been duly executed and delivered by the Party, and, assuming this Agreement is a binding obligation of the other parties to it, this Agreement constitutes a valid and binding obligation of the Party enforceable against it in accordance with its terms.

          4.1.4 The consummation of the transactions contemplated by this Agreement will not violate, conflict with or result in a breach of the Party's constitutive documents, or any instrument or agreement to which the Party is a party or by which the Party is bound, or any provision of laws and regulations applicable to the Party.

           4.1.5 Each Stockholder owns the Common Stock held by it free and clear of all liens, security interests, encumbrances, easements, judgments or imperfections of title of any nature whatsoever. Except for this Agreement, the Liberty Proxy and the Station Partners LLC Agreement, there are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of the capital stock of the Company binding on such Stockholder.

           4.1.6 Apollo represents and warrants that to its knowledge the representations made by it to the FCC as part of the Transfer of Control Application are true and correct in all material respects as of the date hereof. Apollo agrees that, subsequent to the date hereof, if (i) Apollo becomes aware that the aggregate alien ownership in the Company is at any time greater than that represented to the FCC as part of the Transfer of Control Application as a result of the investment by Apollo, through Station Partners, in the Company, and (ii) as a result of such increase in alien ownership interest, the Company's alien ownership would exceed the level that is permitted under the Communications Act and the rules and regulations of the FCC promulgated thereunder, taking into consideration the alien ownership or proposed alien ownership of SPE and Liberty, it will restructure its investment in Station Partners or take any other action necessary so that such alien interest will not be attributable to the Company consistent with the requirements of the Communications Act and the rules and regulations of the FCC thereunder and Liberty and SPE agree to cooperate with all reasonable requests of Apollo in connection therewith.

           4.1.7 Bastion represents and warrants that to its knowledge the representations made by it to the FCC as part of the Transfer of Control Application are true and correct in all material respects as of the date hereof. Bastion agrees that, subsequent to the date hereof, if (i) Bastion becomes aware that the aggregate alien ownership in the Company is at any time greater than that represented to the FCC as part of the Transfer of Control Application as a result of the investment by Bastion, through Station Partners, in the Company, and (ii) as a result of such increase in alien ownership interest, the Company's alien ownership would exceed the level that is permitted under the Communications Act and the rules and regulations of the FCC promulgated thereunder, taking into consideration the alien ownership or proposed alien ownership of SPE and Liberty, it will restructure its investment in Station Partners or take any other action necessary so that such alien interest will not be attributable to the Company consistent with the requirements of the Communications Act and the rules and regulations of the FCC thereunder and Liberty and SPE agree to cooperate with all reasonable requests of Bastion in connection therewith.

           4.1.8 Each of Liberty and SPE represents and warrants that to its knowledge the representations made by it to the FCC as part of the Transfer of Control Application to the Company are true and correct in all material respects as of the date hereof. Liberty and SPE agree that, subsequent to the date hereof, if (i) they become aware that the aggregate alien ownership in the Company is at any time greater than that represented to the FCC as part of the Transfer of Control Application as a result of the investment by SPE and Liberty in the Company, and (ii) as a result of such increase in alien ownership interest, the Company's alien ownership would exceed the level that is permitted under the Communications Act and the rules and regulations of the FCC promulgated thereunder, taking into consideration the alien ownership or proposed alien ownership by either SPE or Liberty, it will restructure its investment in Station Partners or take any other action necessary so that such alien interest will not be attributable to the Company consistent with the requirements of the Communications Act and the rules and regulations of the FCC thereunder and Apollo and Bastion agree to cooperate with all reasonable requests of SPE and Liberty in connection therewith.


                                   ARTICLE 5

                                   COVENANTS

      5.1  Mutual Covenants.  Each Party hereby covenants to the other Parties
           ----------------
as follows:

           5.1.1 The Party agrees that it will not Transfer any of its shares of Common Stock and, in the case of Station Partners, Network Rights, and, in the case of Apollo and Bastion, any of its membership interest in Station Partners, if such action would result in a Change in Control or Event of Default (as defined in the Senior Credit Facility) or a Change of Control or Event of Default (as defined in the Indenture), other than as consented to or waived by the lenders party to the Credit Facility or the bondholders under the Indenture, respectively; provided, however, that no such consents or waivers shall require the Company to make any payment to such lenders or bondholders (unless the Company is reimbursed by the Party requesting such waiver or consent) or make any modifications to the Senior Credit Facility or Indenture (other than changes to the definition of Change in Control necessitated by the Transfer) which the Board determines, in good faith, may be adverse to the Company. The Company agrees to cooperate with any Party requesting a consent or waiver under this
Section 5.1.1 and provide reasonable assistance (at the expense of the requesting party) in obtaining such consent or waiver.

           5.1.2 The Company shall not permit any Subsidiary of the Company to issue any options, warrants or rights to purchase any of the securities of such Subsidiary to any Person other than the Company or a wholly owned Subsidiary of the Company.

     5.2   Station Partners Covenants.  Station Partners hereby covenants to the
           --------------------------
other Parties as follows:

           5.2.1 Station Partners has delivered to each of the other Parties hereto a true and complete copy of the Station Partners LLC Agreement. Station Partners, Apollo, Bastion and their respective Permitted Transferees shall not effect any amendment, modification or termination of the Station Partners LLC Agreement in a manner that would result in Apollo not having the sole power (i) to direct the voting of all Common Stock held by Station Partners, (ii) to designate all Station Partners Directors hereunder, other than one director (which shall be designated by Bastion in accordance with the Station Partners LLC Agreement), and (iii) to direct Station Partners' consent or the withholding of such consent with respect to any Major Decision or any other action that requires the unanimous approval of the Stockholders hereunder; provided, however, that to the extent that the Station Partners LLC Agreement provides as of the date hereof for any limitations on the powers of Apollo set forth in clauses (i), (ii) and (iii), there shall be no obligation on the part of Station Partners, Apollo, Bastion and their respective Permitted Transferees to amend the Station Partners LLC Agreement to remove such limitations.

      5.3  SPE and Liberty Covenants.   SPE and Liberty have delivered to
           -------------------------
Station Partners a true and complete copy of the Network Group Operating Agreement.


                                   ARTICLE 6

                                 MISCELLANEOUS

      6.1  Term.  This Agreement shall be effective as of the Effective Date
           ----
and shall continue in force until such time as it is terminated by the Stockholders by unanimous written consent.

      6.2  Remedies.
           --------

           (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms and that the non-breaching party(ies) would suffer irreparable injury in such event, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching Party(ies) will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

           (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

           (c) Notwithstanding any other provision of this Agreement, no Party shall have the right to terminate this Agreement in the event of a breach of another Party.

      6.3  Legends.
           -------

           (a) Upon original issuance thereof, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or "blue sky" laws, any certificate issued representing any shares of Common Stock held by a Stockholder or any Permitted Transferee (including all certificates issued upon Transfer) shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 12, 1998 AMONG SONY PICTURES ENTERTAINMENT INC., LIBERTY MEDIA CORPORATION, APOLLO INVESTMENT FUND III, L.P., BASTION CAPITAL FUND, L.P., STATION PARTNERS, LLC AND TELEMUNDO HOLDINGS, INC.,

     A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF TELEMUNDO HOLDINGS, INC."

           (b) The certificates representing the shares of Common Stock (including any certificate issued upon Transfer) shall also bear any legend required under any applicable state securities or "blue sky" laws.

           (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Common Stock in order to implement the restrictions on Transfer set forth in this Agreement.

           (d) In connection with any Transfer of Common Stock, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.

           (e) The Company shall not incur any liability for any delay in recognizing any Transfer of Common Stock if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or "blue sky" laws, or this Agreement.

      6.4  Notices.  Any notice to be given or to be served upon the Company or
           -------
any Party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given (i) if personally delivered, on the date received or refused, when delivered to the address specified by the party to receive the notice, (ii) if sent by facsimile, once such notice or other communication is transmitted to the facsimile number specified below, and the appropriate written facsimile confirmation is received, provided that such notice or other communication is promptly thereafter mailed by United States mail, postage prepaid, or (iii) if sent by a prepaid overnight delivery service under circumstances by which such service guarantees next Business Day delivery, the date received or refused. Such notices will be given to a party and to its respective counsel at the addresses specified below. Any party may, at any time by giving five days' prior written notice to the other Parties, designate any other address in substitution of the below-specified address to which such notice will be given.

           (a)  If to Liberty, to:

                    Liberty Media Corporation
                    8101 East Prentice Avenue
                    Suite 500
                    Englewood, Colorado 80111
                    Facsimile No.: (303) 721-5443
                    Attention: David Koff

                    with a copy (which shall not constitute notice) to:

                    Tele-Communications, Inc.
                    5619 DTC Parkway

                    Englewood, Colorado 80111
                    Facsimile No.: (303) 488-3245
                    Attention: Stephen Brett

                    with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    300 South Grand Avenue
                    Suite 3400
                    Los Angeles, California 90071
                    Facsimile No.: (213) 687-5600
                    Attention: Thomas C. Janson, Jr.

               (b)  If to SPE, to:

                    Sony Pictures Entertainment Inc.
                    10202 West Washington Boulevard
                    Culver City, California 90232
                    Facsimile No.: (310) 244-1818
                    Attention: Andy Kaplan

                    with a copy (which shall not constitute notice) to:

                    Sony Pictures Entertainment Inc.
                    10202 West Washington Boulevard
                    Culver City, California 90232
                    Facsimile: (310) 244-1797
                    Attention: General Counsel

                    with a copy (which shall not constitute notice) to:

                    Troop Steuber Pasich Reddick & Tobey, LLP
                    2029 Century Park East, 24th Floor
                    Los Angeles, California 90067
                    Facsimile No.: (310) 728-2204
                    Attention: C.N. Franklin Reddick III

               (c)  If to Apollo or Station Partners, to:

                    Apollo Advisors, L.P.
                    1999 Avenue of the Stars, Suite 1900
                    Los Angeles, California 90067
                    Facsimile No.: (310) 201-4199
                    Attention: Bruce Spector

                    with a copy (which shall not constitute notice) to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    590 Madison Avenue
                    New York, New York 10022
                    Facsimile No.: (212) 872-1002
                    Attention: Patrick J. Dooley, Esq.

               (d)  If to Bastion, to:

                    Bastion Capital Fund, L.P.
                    1999 Avenue of the Stars, Suite 2960
                    Los Angeles, California 90067
                    Attention: Guillermo Bron

                    with a copy (which shall not constitute notice) to:

                    Irell & Manella LLP
                    333 South Hope Street, Suite 3300
                    Los Angeles, California 90071-3042
                    Facsimile: (213) 229-0515
                    Attention: Edmund M. Kaufman

               (e)  If to the Company, to:

                    Telemundo Holdings, Inc.
                    2290 West 8th Avenue
                    Hialeah, Florida 33010
                    Facsimile: (305) 889-7997
                    Attention: President

     6.5   Complete Agreement.  This Agreement constitutes the complete and
           ------------------
exclusive agreement among the Parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements by and among the Parties or any of them. No representation, statement, condition or warranty not contained in this Agreement shall be binding on the Parties or have any force or effect whatsoever. To the extent that any provision of the Certificate conflicts with any provision of this Agreement, the Certificate shall control.

     6.6   Governing Law.  THE PROVISIONS OF THIS AGREEMENT SHALL BE
           -------------
GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, SAID STATE.

     6.7   Binding Effect.  Subject to the provisions of this Agreement
           --------------
relating to transferability, this Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns.

     6.8   Pronouns; Statutory References.  All pronouns and all variations
           ------------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require, unless otherwise expressly provided herein. Any reference to the Code, the Regulations, the Act or other statutes or laws include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     6.9    Headings.  All headings herein are inserted only for convenience and
            --------
ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

      6.10  Interpretation. In the event any claim is made by any Party relating
            --------------
to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel.

      6.11  References to this Agreement.  Numbered or lettered articles,
            ----------------------------
sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

      6.12  Jurisdiction.  Each Party hereby consents exclusively to the
            ------------
jurisdiction of the state and federal courts sitting in Los Angeles County, California, New York County, New York and Wilmington, Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in this Agreement, and that when so made shall be as if served upon it personally within the States of California, New York or Delaware.

      6.13  Severability.  If any provision of this Agreement or the application
            ------------
of any such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

      6.14  Additional Documents and Acts.  Each Party agrees to execute and
            -----------------------------
deliver such additional documents and instruments and to perform such additional acts as may be reasonably necessary or appropriate in accordance with the terms of this Agreement to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

      6.15  Amendments.  All amendments to this Agreement must be in writing and
            ----------
signed by all of the Parties.

      6.16  Reliance on Authority of Person Signing Agreement. If a Party is not
            -------------------------------------------------
a natural Person, neither the Company nor any Party shall be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

      6.17  Multiple Counterparts. This Agreement may be executed in two or more
            ---------------------
counter parts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart signed by the other party hereto.

      6.18  No Third Party Beneficiary. This Agreement is not intended and shall
            --------------------------
not be construed to be for the benefit of any creditors or other Persons (other than the Parties in their capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Parties and no such creditor or other Person shall obtain any right under any such provision, or shall by reason of any such provision make any claim in respect of any debt, liability or obligation, or otherwise, against the Company or the Parties.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.


TELEMUNDO HOLDINGS, INC.                APOLLO INVESTMENT FUND
                                        III, L.P.

                                        By:  Apollo Advisors II, L.P.,
By: /s/ Aaron Stone                          Its General Partner
    -----------
   Name:  Aaron Stone
   Title: Assistant Secretary           By:  Apollo Capital Management
                                             II, Inc.,
                                             Its General Partner

                                             By:  /s/ Bruce Spector
                                                  -----------------
                                                  Name:  Bruce Spector
                                                  Title: Vice President

                                        BASTION CAPITAL FUND, L.P.


                                        By:  /s/ Guillermo Bron
                                             ------------------
                                           Name: Guillermo Bron
                                           Title:

                                        LIBERTY MEDIA CORPORATION


                                        By:  /s/ David B. Koff
                                             -----------------
                                           Name:  David B. Koff
                                           Title: Senior Vice President

                                        SONY PICTURES ENTERTAINMENT INC.

                                        By:  /s/ Leah Weil
                                             -------------
                                           Name:  Leah Weil
                                           Title: Assistant Secretary

                                        STATION PARTNERS, LLC

                                        By: Apollo Investment Fund III, L.P., as
                                            Managing Member

                                        By: Apollo Advisors II, L.P.,
                                            Its General Partner

                                            By:  Apollo Capital
                                                 Management II, Inc.,
                                                 Its General Partner

                                                 By: /s/ Bruce Spector
                                                     -----------------
                                                   Name:  Bruce Spector
                                                   Title: Vice President